UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MARCH 27, 2019

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1203 E. 33rd Street, Suite 250, Tulsa Oklahoma	74105
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Empire North Dakota LLC, a Delaware limited liability company ("Empire North Dakota"), and Empire Louisiana LLC, a Delaware limited liability company d/b/a Empire Louisiana LLC of Delaware ("Empire Louisiana"), are wholly owned subsidiaries of Empire Petroleum Corporation (the "Corporation").

As previously reported on the Current Report on Form 8-K of the Corporation filed on September 25, 2018 (the "CrossFirst Form 8-K"), Empire Louisiana entered into a senior revolver loan agreement with CrossFirst Bank ("CrossFirst") dated as of September 20, 2018 (the "Loan Agreement").  A copy of the Loan Agreement is filed as Exhibit 2.1 to the CrossFirst Form 8-K.

Effective as of March 27, 2019, Empire Louisiana, Empire North Dakota and CrossFirst entered in that certain first amendment to the Loan Agreement (the "First Amendment").  The First Amendment amended the Loan Agreement (the "Amended Loan Agreement") to, among other things, (a) increase the initial revolver commitment from $1,350,000 to $9,000,000, (b) increase the maximum principal amount that may be advanced from $5,000,000 to $20,000,000 and (c) extend the final maturity date from September 20, 2020 to March 27, 2021.

In connection with entering into the First Amendment, the Corporation also entered into an amended and restated guaranty agreement in favor of CrossFirst.  In addition, Empire North Dakota entered into a pledge, security agreement and assignment, pursuant to which the obligations under the Amended Loan Agreement are secured by liens on substantially all the assets of Empire North Dakota.  Furthermore, the obligations under the Amended Loan Agreement are secured by a mortgage, security agreement, financing statement, fixture filing and assignment in not less than 80% of Empire North Dakota's producing oil, gas and other leasehold and mineral interests in the States of North Dakota and Montana.

The foregoing summary of the First Amendment is qualified in its entirety by reference to the full terms and conditions of such agreement, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported on the Current Report on Form 8-K of the Corporation filed on March 5, 2019 (the "EnergyQuest Form 8-K"), Empire North Dakota LLC, a Delaware limited liability company and wholly owned subsidiary of the Corporation ("Empire North Dakota") entered into a purchase and sale agreement with EnergyQuest II, LLC, a Texas limited liability company ("EnergyQuest"), dated as of February 15, 2019 (the "Purchase Agreement").

On March 28, 2019, Empire North Dakota closed the purchase of the oil and gas properties from EnergyQuest for a purchase price of $5,600,000.  The effective date of the transaction was January 1, 2019.  After adjustments related to the effective date, the purchase price paid to EnergyQuest was $5,418,653.  The purchase price was paid from loan proceeds under the Amended Loan Agreement described under Item 1.01 of this Current Report on Form 8-K and cash on hand.

The oil and gas properties subject to the Purchase Agreement include approximately 20,700 developed and undeveloped acres and 184 wells currently producing approximately 375 net barrels of oil equivalent (BOE) per day.  Empire North Dakota will operate 139 wells, 19 in Montana and 120 in North Dakota.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the EnergyQuest Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

For information on a direct financial obligation that is material to the Corporation, see Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	First Amendment to Senior Revolver Loan Agreement, dated as of March 27, 2019, by and between Empire Louisiana LLC, Empire North Dakota LLC and CrossFirst Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: April 2, 2019	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President